# Annual Report

## Cover Page

Name of issuer:

Ganaz Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 4/26/2017

Physical address of issuer:

6312 32nd Ave NW
Unit E
Seattle WA 98107

Website of issuer:

http://www.ganaz.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

4

| | Most recent fiscal year-end: | Prior fiscal year-end: |
|---|---|---|
| Total Assets: | $44,848.81 | $0.00 |
| Cash & Cash Equivalents: | $43,448.91 | $0.00 |
| Accounts Receivable: | $1,399.90 | $0.00 |
| Short-term Debt: | $0.00 | $0.00 |
| Long-term Debt: | $0.00 | $0.00 |
| Revenues/Sales: | $51,636.45 | $0.00 |
| Cost of Goods Sold: | $1,740.99 | $0.00 |
| Taxes Paid: | $0.00 | $0.00 |
| Net Income: | ($84,249.95) | $0.00 |

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

## Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

**THE COMPANY**

1. Name of issuer:

Ganaz Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

**DIRECTORS OF THE COMPANY**

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

| Director | Principal Occupation | Main Employer | Year Joined as Director |
|---|---|---|---|
| Matthew Rogers | Senior Global Produce Coordinator | Whole Foods Market Inc. | 2017 |
| Mary Jo Cook | President and CEO | Pacific Community Ventures | 2017 |
| Srinivas Artham | Co-CEO | Ganaz Inc. | 2017 |
| Hannah Freeman | Co-CEO | Ganaz Inc. | 2017 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

**OFFICERS OF THE COMPANY**

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

| Officer | Positions Held | Year Joined |
|---|---|---|
| Srinivas Artham | Co-CEO | 2017 |
| Srinivas Artham | CFO | 2017 |
| Hannah Freeman | Co-CEO | 2017 |
| Hannah Freeman | Secretary | 2017 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

**PRINCIPAL SECURITY HOLDERS**

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

| Name of Holder | No. and Class of Securities Now Held | % of Voting Power Prior to Offering |
|---|---|---|
| Srinivas Artham | 4250000.0 Common Stock | 48.57 |
| Hannah Freeman | 4250000.0 Common Stock | 48.57 |

**BUSINESS AND ANTICIPATED BUSINESS PLAN**

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

**RISK FACTORS**

**The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.**

**These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.**

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Company may never gain sufficient trust with their target users. Farm owners may worry about participating in a wage war causing operating costs to go up. And farm workers my not trust an app to truly serve their needs.

All software development is currently contracted out to a small development team in Serbia. While the Company owns all the software and retains possession of the code, should the contractor ever choose to pursue other work, finding a new developer could delay future development and may require a re-writing of some code.

The Company may not raise enough equity to fund its losses while trying to get to breakeven. Achieving breakeven requires having enough farm owners being willing to pay for the service provided, and that revenue being earned in sufficient quantities before cash reserves run out.

Workers may not find enough value in keeping an app on their phone that they only use a few times a year, particularly given that they often have limited storage on their phones.

Given that farm owners are the ones most likely to provide revenue to The Company, it's possible that The Company will serve the needs of farm owners over that of workers in an effort to gain financial viability, but in the process not provide enough value to farm workers limiting their use of the app.

A sophisticated competitor, like Zip Recruiter or Glassdoor, may choose to use their existing technology and infrastructure to enter the farm labor marketplace and better serve the needs of our target customers.

The Company may not be able to develop features fast enough to keep up with the many features desired by farm owners (e.g., the ability to segment workers into crews, the ability to administer surveys, and the ability to integrate with existing HR systems).

Farm workers may be too difficult to reach using traditional marketing approaches, making adoption of the app slow, and therefore not making it sufficiently useful to farm owners, our primary source of revenue.

Mechanization of harvesting and other on-farm activities may accelerate, reducing the need for manual farm labor on farms in the U.S.

New smartphone platforms may emerge, beyond iOS and Android, further complicating our software development process and requiring a more sophisticated and better-resourced software development team.

# Ownership and Capital Structure

**DESCRIPTION OF ISSUER'S SECURITIES**

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

| Class of Security | Securities (or Amount) Authorized | Securities (or Amount) Outstanding | Voting Rights |
|---|---|---|---|
| common stock | 10,000,000 | 8,750,000 | Yes |

| Class of Security | Securities Reserved for Issuance upon Exercise or Conversion |
|---|---|
| Warrants: | |
| Options: | |

24. Describe the material terms of any indebtedness of the issuer:

25. What other exempt offerings has the issuer conducted within the past three years?

| Offering Date | Exemption | Security Type | Amount Sold | Use of Proceeds |
|---|---|---|---|---|
| 11/2017 | Regulation Crowdfunding | SAFE | $89,420 | General operations |

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Owners (Srinivas Artham and Hannah Freeman) each invested $425 in return for their common stock. Thereafter, they have made additional capital contributions for no consideration. The total amount of additional capital contributions equal to $45,137.65.

The directors Matthew Rogers and Mary Jo Cook each invested $10 for 100,000 shares of common stock. Independent advisor, Rebekah Bastian invested $5 for 50,000 shares of common stock.

# FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

**Management's Discussion and Analysis of Financial Condition and Results of Operations**

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

**Overview**

There are over a million farm workers in the U.S. and even though nearly all of them have smart phones, they still find out about work by word-of-mouth and know little about the environment they're getting into. Meanwhile, farm owners face a major labor shortage - last year over $3B of produce was unharvested because farmers couldn't find enough workers. Ganaz is like a Glassdoor for agriculture - we help farm owners find workers and help farm workers find out which farms offer the best jobs.

Our mission is to create thriving workplaces on farms where workers and owners have healthy and happy mutually beneficial working relationships. We're starting in farming here in the U.S., but our ambition is to improve the lives of workers around the world - whether they work on a fishing boat in Thailand or a mine in the Congo. We believe this is a $1B+ opportunity - creating a win for our investors and for the workers and employers we serve.

**Milestones**

Ganaz Inc. was incorporated in the State of Delaware in April 2017.

Since then, we have:

- We launched our Minimum Viable Product (MVP) after two months of development

- We've worked with 12 companies so far in California and Oregon, and have engaged with thousands of workers on our app and with our job posts on social media

- We have a great set of advisors - industry leaders in food, agriculture, worker issues, and technology for development - check out our quotes

- We have raised about $90K through a crowdfunding campaign on Wefunder and received a $100K grant from a foundation

**Historical Results of Operations**

Our company was organized in April 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $51,636.45. Our gross margin was 96.63%.

- *Assets.* As of December 31, 2017, the Company had total assets of $44,848.81, including $43,448.91 in cash.

- *Net Loss.* The Company has had net losses of $84,249.95 for 2017.

- *Liabilities.* The Company's liabilties totaled $0 for 2017.

**Runway & Short/Mid Term Expenses**

Ganaz Inc. cash in hand is $226,715.63, as of March 2018. Over the last three months, revenues have averaged $1,500/month, cost of goods sold has averaged $429/month, and operational expenses have averaged $36,724.43/month, for an average burn rate of $35,653.43 per month.

We have hired two new employees, a head of sales and head of engineering. We've also received $225K in new investment, including investment from Techstars, a prestigious accelerator, and from one of our customers.

Revenues should increase to at least $5000/month by June. And expenses should be about $50K/month until we raise our seed round, at which point they might increase to about $75K starting in July.

Our current resources should take us through July of 2018. We intend to raise more investment starting in April and closing by June.

# FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Srinivas Artham, certify that:

(1) the financial statements of Ganaz Inc. included in this Form are true and complete in all material respects

## Srinivas Artham
Co-CEO

# OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

# ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.GanazApp.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

# APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Hannah Freeman
- Mary Jo Cook
- Matthew Rogers
- Srinivas Artham

Appendix E: Supporting Documents



# GANAZ INC.

*Invest in Ganaz, and improve the lives of over a million farm workers!*

**$89,420** raised from **109** investors
*Successfully Funded on Nov 17 2017*

> *"There are over a million farm workers in the U.S. and even though nearly all of them have smart phones, they still find out about work by word-of-mouth and know little about the environment they're getting into. Meanwhile, farm owners face a major labor shortage - last year over $3B of produce was unharvested because farmers couldn't find enough workers. Ganaz is like a Glassdoor for agriculture - we help farm owners find workers and help farm workers find out which farms offer the best jobs.*



Srinivas Artham
CO-FOUNDER, GANAZ INC.

## OUR AMBITION

Our mission is to create thriving workplaces on farms where workers and owners have healthy and happy mutually beneficial working relationships. We're starting in farming here in the U.S., but our ambition is to improve the lives of workers around the world - whether they work on a fishing boat in Thailand or a mine in the Congo. We believe this is a $1B+ opportunity - creating a win for our investors and for the workers and employers we serve.

## KEY FACTS

- We launched our Minimum Viable Product (MVP) after two months of development
- We've worked with 12 companies so far in California and Oregon, and have engaged with thousands of workers on our app and with our job posts on social media
- We have a great set of advisors - industry leaders in food, agriculture, worker issues, and technology for development - check out our quotes
- We have investor commitments of about $100K

## DOCUMENTS

Ganaz_Inc._-_PItch_Deck__August_2017_.pdf
Video Transcript

ganazapp.com

*from Seattle WA*

FOOD TECH AGRICULTURE AG TECH FARMING SUSTAINABILITY IMMIGRANT MOONSHOTS MARKETPLACE PBC &AMP; B CORPS MOBILE SOCIAL IMPACT

## Why I Like Ganaz Inc.

*I've had the chance to work with Sri and Hannah for about six years during my time as SVP of Whole Foods Market and as a board member at Fair Trade USA. Together we built Fair Trade into an integral part of Whole Food's responsible sourcing strategy. Sri and Hannah's business smarts, passion to make a difference, tenacity and creative problem solving will now serve to make their new social enterprise a success.*

**Michael Besancon**
WHOLE FOODS MARKET SVP PURCHASING, MARKETING & DISTRIBUTION, RETIRED

### THE BUZZ ABOUT GANAZ INC.

*Ganaz is providing a desperately needed service, letting workers know who are truly good employers and helping employers recruit and retain an amazing workforce. Hannah and Sri bring tremendous experience and smarts - along with big hearts. Through Ganaz they will change how workers - who are so often exploited and undervalued - find good jobs.*

**Mary Jo Cook**
CEO, Pacific Community Ventures

*Agriculture is one of the oldest occupations of humankind but it still is one of the most inefficient and inequitable. The way that Ganaz leverages the power of farmer networks and technology to optimize making connections is ripe for reaping a bountiful harvest for farm workers and their employers alike in the US and around the world.*

**Rikin Gandhi**
CEO, Digital Green

## What our app looks like

Our app is designed to be simple-to-use for the low tech, low literacy users. The worker view is in Spanish and the company view is in English, so all our users can communicate in the language they know.


Robinson's Orchards


Get workers
Communicate with my workers
Retain my workers



## See our investor deck

More great details here on the size of our market, how we plan to make money, and the type of change we can make in peoples' lives.


Connecting Good Growers with Good Workers
GANAZ


The Problem
-$3.1B
The problem
GANAZ is like Glassdoor for low wage, low literacy workers and their employers.
We connect employers that need good workers with workers that need good jobs.

## Meet the Founders

Together Hannah and Sri have over two decades of working on labor issues in agriculture



### Srinivas Artham

Co-founder

*Sri led the CPG division of Fair Trade to 39% annual growth, certifying ~$1.5B in retail sales. He has an MBA from INSEAD and Systems Design Engineering degree from the University of Waterloo.*



### Hannah Freeman

Co-founder

*Named a "Rising Star" by the Produce Business Magazine in 2016, Hannah has built Fair Trade produce into a driving force in the industry. She has an MBA from Portland State University.*

## Raised $89,420 From 109 Investors

**Omkaram Artham**
*Engineer, retired*

**Alexandria Coari**
*Impact Investing and Business Consultant*

**Mary Jo Cook**
*Pacific Community Ventures*

**Wende Bitler**

**Ian Taylor**
*Biochemist with experience in finance, agriculture, and software.*

**Raymond Wu**
*PhD candidate in cancer biology in NYC. I like to invest in companies that improve people's lives. I love the idea of being able to invest in early stage companies, something I couldn't do before.*

MORE INVESTORS

## Interview

– COLLAPSE ALL

### WF: What's new about what you're making? How is it different?

While there are plenty of recruiting and messaging apps out there, they're generally designed for English speakers. Ganaz is designed specifically for farm work, where most farm workers speak Spanish and most farm owners speak English. Furthermore, our interface is very simple, making it easier to use for those who aren't so tech savvy.

### WF: How big is the market?

There are about 1.3 million farm workers, mostly working on the 55,000 farms that require hand harvesting - lettuce, grapes, berries, tomatoes, and other specialty crops. Most of these farms are located on the West Coast of the U.S. - Washington, Oregon and California. We believe the U.S. alone represents a $100M+ opportunity, and as we expand globally, we see a potential $1.2B market opportunity.

### WF: What do you understand about your business that others don't get?

GI: The tricky thing about working on supply-chain issues is that for a solution to be adopted, it has to be beneficial for everyone involved. In our case, our aim is to make farm workers' lives better by giving them access to the best work environments; and help farm owners recruit and retain the best workers. We know how to create win-win programs for workers, employers, and brands. We believe some tech can make the entire ag labor marketplace better for everyone involved.

### WF: How will you make money?

GI: Our focus is charging farm owners for the service we provide - whether that's a messaging service for their remote workforce (likely a subscription model) or a recruiting platform (like a fee-per-use model), if we can save them time and money, we know they'll be willing to pay for Ganaz. They've already told us as much. We will be testing revenue models in the coming months as our goal is to be as revenue-funded as possible.

### WF: Marketplaces are hard to start - there's the "chicken or egg" problem to overcome - how do you plan to address this?

We have a few ideas to kickstart our marketplace. First, we're trying the traditional approach - focusing on a small community of users, and using higher touch approaches to recruit them on the platform. This includes a lot of cold calling, the use of field representatives to on-board workers, and local advertising. We're also speaking with some larger growers to on-board their entire workforce - the benefit to them is that they'll be able to immediately communicate with their entire workforce (a big challenge today) and stay-in-touch during the off-season to recruit their workers back for next year.

### WF: How have you been funded so far?

So far we're entirely self-funded - we used our funds to develop the initial app, get our initial users, and iterate based on our learnings.

## Ask a Question

Type your question here...

ASK QUESTION

**John Deniston** Aug 19

Thanks for quick reply, Sri (apparently posting new question is only way to continue the thread?). Curious: what did your beta & user research reveal about penetration of a native app with these target users? I agree that improved experience of a native app could be great, but I'm concerned that this group (a) may be sensitive to the amount of data they use and (b) may operate in low-bandwidth/weak coverage areas, resulting in download of an app becoming an unnecessary barrier to adoption (particularly if same functionality could be delivered via webapp, like Glassdoor offers?).



**Srinivas Artham** Co-founder FOUNDER Aug 19

Great questions John! In the U.S. this doesn't really seem to be an issue - almost all farm workers have smartphones, and they're familiar with apps like Facebook and WhatsApp. Actually, most of our farm worker outreach is via Facebook ads, so we're reaching them at a time that they have connectivity (e.g., back at home after the workday). That said, the next country we want to target is Mexico, and there both smartphone adoption and connectivity are likely to be much bigger issues. So we're considering something even less sophisticated, like a chatbot, or even a call center. A webapp isn't something we considered for this challenge, but could be a reasonable approach too.

LIKE

**Raymond Wu** Aug 24

I was wondering if you collect information, can it be used by law enforcement?



**Srinivas Artham** Co-founder FOUNDER Aug 24

Hi Raymond - really great question and definitely a concern of ours. Right now workers just need a phone number and a 4-digit PIN to use the app. So we're not collecting any personally identifiable information.

LIKE

MORE QUESTIONS



# GANAZ INC.

*2017 Report*

# *Dear investors,*

Thank you everyone for being the earliest supporters of Ganaz - we're looking forward to a long journey together!

### We need your help!

We'd love any introductions to potential investors or farms that you might now.

*Sincerely,*

Srinivas Artham
Co-founder

Hannah Freeman
Co-founder

# Our Mission

Our mission is to create thriving workplaces on farms where workers and owners have healthy and happy mutually beneficial working relationships. We're starting in farming here in the U.S., but our ambition is to improve the lives of workers around the world - whether they work on a fishing boat in Thailand or a mine in the Congo. We believe this is a $1B+ opportunity - creating a win for our investors and for the workers and employers we serve.

See our full profile

# How did we do this year?

*Report Card*

**A-**

## The Good

- Released our product and had many active users
- Raised enough capital to fund our operations
- Assembled a winning team

## The Bad

- Growth was not as fast as we'd like
- We hit technical issues on a couple of occasions
- We sometimes release dates

## 2017 At a Glance

April 26 to December 31


$$$$

**$51,636**
Revenue



**-$84,250**
Net Loss


IOU!

**$0**
Short Term Debt



**$0**
Raised in 2017



**$226,716**
Cash on Hand
As of 03/31/18



**2**
Months of Runway
As of 03/31/18

# We ❤ Our 99 Investors

## Thank You For Believing In Us

Omkaram Artham
Alexandria Coari
Mary Jo Cook
Wende Bitler
Ian Taylor
Raymond Wu
Kaushik Gorahava
Stefano Vettorazzi
Sarah Minarik
Jo Anne Hart
Nicole Bassett
Bryan Locascio
Garen Corbett
Carlos J Abad
Benjamin Baller
Joyce Wong
Steef Van Winkel
Barcy Fisher
Kerry McGraw
Riley Clubb
Wythe Marschall
Michael Steven Bauerme...
Craig Vom Lehn
Prasanna Airody
Thomas Jolly
Stanley. Evans
Theodore CAMESANO
Clay Brown
Lei Wang
Matthew Olson
David Higham
Dave Hay
Jeff Schulman
Jason Pliml
Lyle Notice
Jess Clemons
josue guevara
Robert Freeman
Kerry Freeman
Santosh Kumar
Andy Marker
Stephen Wilde
Michael Besancon
Chang Woo Lee
Casey Powell
James Bailar

Thomas Coppola
Patricia Osbourn
Chris Magor
Paul Varkey
Stefan Neher
Jamie Dean
Jasmine Jaksic
Tori Peterson
Ray James
Haley And Peter Harkema
Tan Quan Nguyen
Winnie Lam
Trasey Green
Maya Spaull
Laura Oldanie
Shakeel Ishaq Ansari
Mathias Obenauer III
Matt Rogers
Raman Sundararajan
Juan P. Gonzalez
Sara Jacobs
Irving Chin
Richard Eldridge
Satish Artham
Robert W Smothers
Larry Ruff
Cameron McCord
Tyler Kimball
Heather Franzese
Danny Sauter
Melanie Benson
Kathy Kacena/Yoga Sam...
Carolyn M Church
Peter Harkema
Narayan Subramanian
Michael Witt
Prasad Matti Rao
Parker Smits
Midhat Qidwai
Jacob David Shogren
Francois Guerin
Amy T Mintner
Garrett Howell
Pius Franco Iruthayadasan
Swetha Sree VEMPALLI
David Williams
Ashish Patel
Ronald Ludwig
Daniel White
Nixon Augustin
Nina Luttinger
Sarah Connolly
Katherine Pierson

# Thank You!

## From the Ganaz Inc. Team



**Srinivas Artham**
Co-founder



**Hannah Freeman**
Co-founder

# Details

### The Board of Directors

| DIRECTOR | OCCUPATION | JOINED |
|---|---|---|
| Matthew Rogers | Senior Global Produce Coordinator @ Whole Foods Market Inc. | 2017 |
| Mary Jo Cook | President and CEO @ Pacific Community Ventures | 2017 |
| Srinivas Artham | Co-CEO @ Ganaz Inc. | 2017 |
| Hannah Freeman | Co-CEO @ Ganaz Inc. | 2017 |

### Officers

| OFFICER | TITLE | JOINED |
|---|---|---|
| Srinivas Artham | Co-CEO, CFO | 2017 |
| Hannah Freeman | Co-CEO, Secretary | 2017 |

### Voting Power

| HOLDER | SECURITIES HELD | VOTING POWER |
|---|---|---|
| Srinivas Artham | 4,250,000 Common Stock | 48.6% |
| Hannah Freeman | 4,250,000 Common Stock | 48.6% |

### Past Equity Fundraises

None.

### Outstanding Debts

None.

### Related Party Transactions

The Owners (Srinivas Artham and Hannah Freeman) each invested $425 in return for their common stock. Thereafter, they have made additional capital contributions for no consideration. The total amount of additional capital contributions equal to $45,137.65.

The directors Matthew Rogers and Mary Jo Cook each invested $10 for 100,000 shares of common stock. Independent advisor, Rebekah Bastian invested $5 for 50,000 shares of common stock.

### Capital Structure

| CLASS OF SECURITY | SECURITIES (OR AMOUNT) AUTHORIZED | SECURITIES (OR AMOUNT) OUTSTANDING | VOTING RIGHTS |
|---|---|---|---|
| Common Stock | 10,000,000 | 8,750,000 | Yes |

| | SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION |
|---|---|
| Warrants: | 0 |
| Options: | 0 |

### Risks

The Company may not raise enough equity to fund its losses while trying to get to breakeven. Achieving breakeven requires having enough farm owners being willing to pay for the service provided, and that revenue being earned in sufficient quantities before cash reserves run out.

All software development is currently contracted out to a small development team in Serbia. While the Company owns all the software and retains possession of the code, should the contractor ever choose to pursue other work, finding a new developer could delay future development and may require a re-writing of some code.

New smartphone platforms may emerge, beyond iOS and Android, further complicating our software development process and requiring a more sophisticated and better-resourced software development team.

Mechanization of harvesting and other on-farm activities may accelerate, reducing the need for manual farm labor on farms in the U.S.

Farm workers may be too difficult to reach using traditional marketing approaches, making adoption of the app slow, and therefore not making it sufficiently useful to farm owners, our primary source of revenue.

The Company may not be able to develop features fast enough to keep up with the many features desired by farm owners (e.g., the ability to segment workers into crews, the ability to administer surveys, and the ability to integrate with existing HR systems).

A sophisticated competitor, like Zip Recruiter or Glassdoor, may choose to use their existing technology and infrastructure to enter the farm labor marketplace and better serve the needs of our target customers.

Given that farm owners are the ones most likely to provide revenue to The Company, it's possible that The Company will serve the needs of farm owners over that of workers in an effort to gain financial viability, but in the process not provide enough value to farm workers limiting their use of the app.

Workers may not find enough value in keeping an app on their phone that they only use a few times a year, particularly given that they often have limited storage on their phones.

The Company may never gain sufficient trust with their target users. Farm owners may worry about participating in a wage war causing operating costs to go up. And farm workers my not trust an app to truly serve their needs.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

## Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the principal shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholders may change the terms of the Articles and Bylaws of the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The principal shareholders have the right to redeem their securities at any time. Principal Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor[®];
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

### Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of SAFE Preferred Stock .

As discussed in Item 13, when we engage in an offering of equity interests involving Standard Preferred Stock , Investors may receive a number of shares of SAFE Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Standard Preferred Stock being issued to other Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the SAFE Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors .

Among the factors we may consider in determining the price of SAFE Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;

- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

### Company

Ganaz Inc.

- Delaware Corporation
- Organized April 2017
- 4 employees

6312 32nd Ave NW
Unit E
Seattle WA 98107

http://www.ganaz.com

### Business Description

Refer to the Ganaz Inc. profile.

### EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

### Compliance with Prior Annual Reports

Ganaz Inc. is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

### All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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# Hannah Freeman • 3rd

Co-Founder at Ganaz, Inc

Ganaz, Inc • Portland State University - School of Business

Seattle, Washington • 500+

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Building profitable partnerships between farmers, farmworkers and businesses that support sustainable eco-systems and thriving communities.

## Hannah's Articles & Activity

585 followers

+ Follow

**We're hiring for 5 positions!**
Hannah Freeman on LinkedIn

Making a Meaningful Difference
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Love this.
Hannah shared this

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## Experience

**Co-Founder**
Ganaz, Inc
May 2017 – Present • 4 mos
Greater Seattle Area

GANAZ enables employers to connect with large numbers of workers to recruit, engage and manage their multilingual workforce at the touch of a button. Workers can use our app to find the best employers and to share jobs with friends & family. www.GanazApp.com

We're beta testing in the Hood River, Oregon area and will expand to WA, CA and Mexico later this year.

**Advisory Board Member**
Bee Better Certified by the Xerces Society for Invertebrate Conservation
Sep 2016 – Present • 1 yr

Advisory Board Member for the Bee Better Certified program

**Senior Director, Produce & Floral Business Development & Supply Chain Services**
Fair Trade USA
Jun 2003 – May 2017 • 14 yrs

Responsible for setting the strategic direction and managing the "Produce and Floral" category for Fair Trade USA. Produce and Floral is one of three major areas in which Fair Trade USA operates, and the Senior Director of Produce and Floral is responsible for the growth of the impact generated from Fair Trade Certified products in this category.

These responsibilities include:
• Provide extensive leadership and strategy development for the category (target markets, pricing, offering, marketing plan, etc.)
• Evaluate the current operational infrastructure and optimize performance
• Determine quarterly goals and forecast future goals and growth
• Identify, evaluate, and utilize new areas for financial growth
• Build demand and expand market growth for Fair Trade Certified products by working with produce companies of all sizes
• Ensure and build adequate supply of Fair Trade Certified products by working with suppliers and farmers
• Ensure adequate resources to achieve the strategy , in terms of personnel, skills, and finances
• Establish goals for the team, roles and responsibilities within the team, and managing the team's performance against their goals
• Manage the category's budget
• Responsibility for financial results of $1M or more for the organization, and also financial responsibility for the farmers we serve
• Serve on the FTUSA Senior Management team, participate in board meetings, and contribute to successful implementation of the strategic plan

## Education

**Portland State University - School of Business**
MBA
2007 – 2009

**Seattle Pacific University**
BA, Sociology, Latin American Studies
1996 – 2000

**Portsmouth High School**
1992 – 1995

## Contact and Personal Info

Hannah's Profile

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Chief, Rural Section/Retired at Calif.Dept.Housing/Community Development

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**Sandra Stumbaugh** • 3rd
Vice President, Communications at Fair Trade USA

**Erica Putnam** • 3rd
New Business Development and Sales Consultant

**Alexandria C.** • 3rd
Working to positively impact the world pasito a pasito

Messaging



# mary jo cook • 3rd

mission driven leader, unlocking the potential of people and organizations

Pacific Community Ventures • The University of Chicago - Booth School of Business

San Francisco Bay Area • 500+

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Mission driven leader with over 25 years of experience in general management, innovation, strategy development & implementation, marketing communications and sustainability, in both the for-profit and non-profit sectors. Consi…

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## mary jo's Articles

836 followers

+ Follow

**Pacific Community Ventures awarded Wells Fargo Diverse Community Capital Grant!**
mary jo cook on LinkedIn
May 5, 2016

**Vote for innovative solutions to global challenges!**
mary jo cook on LinkedIn
April 12, 2016

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## Experience

**President & C.E.O.**
Pacific Community Ventures
Sep 2015 – Present • 2 yrs
San Francisco Bay Area

Pacific Community Ventures creates economic opportunity in low-income communities by providing working capital and business advising to small business owners and by bringing thought leadership to build the field of impact investing. Over the past decade, PCV has helped thousands of small businesses create tens of thousands of jobs. I'm honored to be able to build on Beth Sirull's legacy of impact and innovation.

**Chief Impact Officer**
Fair Trade USA
Aug 2010 – May 2015 • 4 yrs 10 mos
Oakland, CA

## Contact and Personal Info

mary jo's Profile and Websites

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**Raquel Valdez** • 3rd
Chief Operating Officer (COO)



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Co-Founder and Managing Director at Open Impact

**Roman Ruiz** • 3rd
Branch Manager at Second Federal a Division of Self-Help FCU

**Trinity Nguyen**
Supervising Transportation Engineer at Caltrans

**Elaine O'Neil** • 3rd
Deputy City Attorney at City and County of San Francisco

Messaging

As Chief Impact Officer - a role that combines Chief Operating Officer and Chief Growth Officer - I led a 70 person, $10M non-profit organization in changing how businesses source, consumers buy, and farmers produce & trade to create true sustainability across global supply chains and improve the lives of farming communities. Responsible for delivering earned revenue (80% of total organization revenue); driving impact; leading Business Development, Supply Chain & Producer Services, Marketing Communications, Grass Roots Advocacy, Innovation, and Performance Management; and representing Fair Trade with media and at key conferences (see People Centered Sustainability)

**VP, Innovation & Sustainability**
The Clorox Company
Jan 2007 – Jul 2010 • 3 yrs 7 mos
Oakland, CA

Created first Corporate Innovation Group to develop & manage an innovation pipeline delivering $50MM of annual growth and improve innovation capability across the company. Group included Front-end Discovery, Product Design, Open Innovation Networks & Advanced Technology.

Created first Environmental Sustainability Group which better incorporated sustainability into decision making by simultaneously evaluating risk, identify ways to reduce footprint and costs, and finding opportunities for growth

**VP, New Business**
The Clorox Company
Jan 1999 – Jan 2007 • 8 yrs 1 mo
Oakland, CA

Created first New Business Group which delivered over $500M in new product sales, including GreenWorks, Clorox Anywhere, Clorox Bleach Pen, Clorox Toilet Wand, and Clorox ReadyMop

Acted as the Innovation General Manager, leading a multi-functional team of directors responsible for setting innovation agenda, developing new ideas and commercializing products.

**Marketing Manager, Corporate Strategy Development**
The Clorox Company
Jan 1998 – Jan 1999 • 1 yr 1 mo
Oakland, CA

Created and led a 75 person team in developing Clorox 2005 Strategic Plan. Team identified external trends and core competencies, and challenged many of Clorox's current business practices. Team reported to CEO and Executive Committee and findings were used to generate several new long-term growth opportunities.

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## Education

**The University of Chicago - Booth School of Business**
Master of Business Administration (MBA), Marketing, International Business
1988 – 1990

**University of Illinois at Urbana-Champaign**
Bachelor of Science (BS), Accounting & Business Administration
1982 – 1986

## Volunteer Experience

**Member, Advisory Board**
Sustainable Brands
Jun 2013 – Present • 4 yrs 3 mos
Environment

Advisory board member of organization which provides insights and learning to enable its ~ 350K members to make sustainability a means to profitability. Created new approach for Innovation Open, a forum to connect breakthrough new ideas to larger corporate partners. Presented at metrics' conference, led and participated in multiple panels on social sustainability topics

**Member, Advisory Board**
LeaderSpring
Jan 2003 – Jan 2010 • 7 yrs 1 mo
Poverty Alleviation

Board member of non-profit which provides leadership development services to local executive directors as a means to transform local communities. Lead a branding project, resulting in new name, tagline and logo. Contributed to organization's strategy and lead earned revenue project which identified for-profit opportunities consistent with organization's mission and capabilities.

**Member, Advisory Board**
Piedmont Community Church
Jan 2004 – Jan 2008 • 4 yrs 1 mo
Poverty Alleviation

Member of advisory team charged with distributing $400K in charitable funds and increasing community outreach. Developed principles for grant distributions got congregational approval to several multi-year grants, and participated in trips to Malawi and Viet Nam to see the impact of our funding.

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# Matt Rogers • 3rd

Whole Foods Market global produce sourcing and supply chain standards on food safety, fair trade, and sustainability.

Whole Foods Market • Babson College

San Francisco Bay Area • 500+

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Specialties: Natural and organic food industry; large scale produce sourcing with focus on organic and fair trade; social and environmental standards in agriculture; supply chain compliance systems; perishable import / export lo…

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## Experience

**Senior Global Produce Coordinator**
Whole Foods Market
Jan 2014 – Present • 3 yrs 8 mos

Matt Rogers is a Senior Global Produce Coordinator at Whole Foods Market responsible for national produce and floral purchasing, field operations and supply chain policy on topics including food safety, social accountability and sustainability. Matt leads a team of more than 20 buyers, field inspectors and standards experts in the ongoing search for the highest quality and highest integrity produce and flowers for Whole Foods Market's customers.

Matt has worked on strategic produce supply initiatives for Whole Foods Market for more than 10 years, including three years working as a liaison with EARTH University in Costa Rica. Matt has played a leading role in the development and implementation of the Whole Trade Guarantee and Responsibly Grown programs, two key Whole Foods Market produce sourcing initiatives that drive sustainability in the supply chain, as well as transparency for shoppers.

**Associate Global Produce Coordinator**
Whole Foods Market
Jan 2011 – Dec 2013 • 3 yrs

**Global Produce Field Team Leader**
Whole Foods Market
Sep 2008 – Jan 2011 • 2 yrs 5 mos

**Business Development Coordinator**
EARTH University, Costa Rica
Oct 2005 – Aug 2008 • 2 yrs 11 mos

Coordinated broad strategic partnership between EARTH University and Whole Foods Market; developed and managed commercial and non-commercial aspects of the relationship.

Developed and managed distribution of EARTH University products as nationally distributed produce label / brand in USA, including fresh banana, pineapple, mango and banana fiber paper. EARTH remains a high profile label in the WFM produce department.

Created and managed import / export and shipping operation to transport fresh produce from Costa Rican farms through US ports to destinations across USA. Developed suppliers, shipping capabilities and business processes. Managed purchasing, logistics and sales. Hired and managed staff.

Co-managed EARTH University's independent commercial unit and reported to the commercial unit's board of directors.

**Independent Consultant**
May 2003 – Aug 2004 • 1 yr 4 mos

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## Education

**Babson College**
MBA
2003 – 2005

**Villanova University**
BA
1993 – 1997

### Contact and Personal Info

Matt's Profile

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Senior Buyer, Produce at Walmart



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**Rashne Desai** • 3rd
Vice President at Whole Foods Market, Florida

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Senior Global Produce Coordinator at Whole Foods Market

**Don Clark** • 3rd
Global Vice President of Merchandising - Non-Perishables, Owned Brand, Merchandise Operations at Whole Foods Market

Messaging



# Sri Artham • 3rd

Using business to help those with the greatest need

Ganaz Inc. • INSEAD

San Francisco Bay Area • 500+

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Specialties: - Global strategy - Economic development - Interdisciplinary initiative execution - Business development

## Sri's Activity

777 followers

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Laborlink worker survey and helpline to roll out to all Elevate audits
Sri liked

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## Experience

**Co-Founder**
Ganaz Inc.
May 2017 – Present • 4 mos
San Francisco Bay Area

**Vice President of Consumer Packaged Goods (cocoa, sugar, coconut, tea)**
Fair Trade USA
May 2015 – Apr 2017 • 2 yrs
Oakland, CA

Lead Fair Trade's Consumer Packaged Goods team from declining growth in 2012 to a continued era of 30-40% annual growth, representing Fair Trade's fastest growing category and largest by products certified (approx $1.5B in retail sales in 2016). Set the strategy and developed the team to move Fair Trade from primary natural foods stores to primarily in mainstream grocers like Safeway, Kroger, Sam's Club and Costco.

Grew the team from 3 people to 14 over four years, including six business development stars who worked with everyone from the largest consumer packaged goods companies (PepsiCo, Coca Cola, Kellogg's, General Mills, and Hershey's) to small and innovative brands primarily found at Whole Foods. The rest of the team consisted of supply-chain managers and field staff working with everyone from cocoa farmers in West Africa, coconut farmers in the Philippines, sugar farmers in Latin America, and tea farmers in India and China.

**Director, Consumer Packaged Goods (cocoa, tea, sugar, etc.)**
Fair Trade USA
Jan 2010 – Apr 2015 • 5 yrs 4 mos

**Contractor**
Fair Trade USA
Mar 2009 – Dec 2009 • 10 mos

Strategic advisor to TransFair USA on several issues.

**Co-founder**
Kopesha
Jan 2009 – Jun 2009 • 6 mos

Kopesha connects developing country entrepreneurs with investors seeking social change through microloans. More details to come...

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## Education

**INSEAD**
MBA
2003 – 2004

Graduate of the full-time MBA program at the #6 ranked business school in the world (according to The Financial Times), with an exchange to the Wharton School of Business

**University of Waterloo**
BASc, Systems Design Engineering
1995 – 2000

Held co-op engineering positions at Motorola, Sprint, General Motors, Mitsubishi Research Institute (Tokyo), and Apex Systems Integrators
Honors BASc in Systems Design Engineering, with Management Sciences Option
Graduated on Deans List and ranked 1st in class on numerous occasions

## Volunteer Experience

**Board Member**
NORTH BEACH NEIGHBORS
Jun 2015 – Present • 2 yrs 3 mos
Politics

## Contact and Personal Info

Sri's Profile

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**Shaina Kandel** • 3rd
Business Development Manager at Fair Trade USA

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Tax Partner at Armanino LLP

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Talent Acquisition and Marketing Consultant